FIRST AMENDMENT TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT made this 28th day of June, 2002 (the "First Amendment"), is made by and among II-VI INCORPORATED, a Pennsylvania corporation (the "Borrower"), each of the Guarantors (as defined below), the LENDERS (as defined below), and PNC BANK, NATIONAL ASSOCIATION, as a Lender ("PNC"), Swing Loan Lender, Issuing Bank and Agent (the "Agent") for the Lenders under this Agreement.

          WHEREAS, the Borrower, the Guarantors (as original parties or by joinder), and the Lenders (as original parties or by assignment) and the Agent are parties to a Credit Agreement dated as of August 14, 2000 (the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit
Agreement as provided herein.

          NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, the Borrower, the Guarantors, the Administrative Agent and the Required Lenders agree as follows:

          1. Definitions. Except as set forth herein, capitalized terms used herein but not defined or amended herein shall have the meanings set forth in the Credit Agreement.

          2.  Amendment to Definitions.  The definition of "Rate
Protection Term Loan" set forth in the Credit Agreement is hereby amended and restated as follows:

              "Rate Protection Agreement" shall mean the Amended and Restated Letter Agreement dated March 26, 1999 (as the same may be amended) under which PNC Bank extended a rate protection term loan to the Borrower, as may in the future be amended, restated or replaced by a credit agreement or other secured lending arrangement whereby PNC Bank extends a rate protection term loan to II-VI Japan Incorporated of up to Yen 300,000,000, such amount to be guaranteed by the Borrower (amounts outstanding under the March 26, 1999 Letter Agreement as amended, restated or replaced as described above being referred to herein as the "Rate Protection Term Loan").

          3. Confirmation of Security Interest and Pledge. Each of the Loan Parties acknowledges and confirms that the reference to "Rate Protection Agreement" and "Rate Protection Term Loan" in the definition of "Secured Obligation" in each of the Security Agreements and Pledge Agreements executed by such Loan Parties in favor of the Agent for the benefit of the Lenders shall refer to the Rate Protection Agreement and Rate Protection Term Loan as defined in this First Amendment.

          4.  Amendment to Section 8.1.11.  Section 8.1.11 of the
Credit Agreement is hereby amended and restated as follows:

              8.1.11  Interest Rate Protection

              Within ninety (90) calendar days of the Closing Date, the Borrower shall enter into or have entered into, and Borrower shall maintain in place so long as the Term Loan is outstanding hereunder, one or more Interest Rate Protection Agreements covering 50% of the principal amount of the Term Loan outstanding from time to time, all in form and substance acceptable to the Agent (collectively the "Interest Rate Protection Agreement"). If one or more of the Lenders is a party to such Interest Rate Protection Agreement, the Interest Rate Protection Agreement shall be considered a Loan Document secured by the Collateral.

          5. Amendment to Section 8.2.1(vi). Section 8.2.1(vi) of the Credit Agreement is hereby amended and restated to read as follows:

              (vi) Indebtedness of the Borrower or II-VI Japan Incorporated, as applicable, to PNC Bank, National Association under the Rate Protection Term Loan of up to Y 300,000,000 (as guaranteed by the Borrower) (including Y 237,000,000 set forth in Schedule 8.2.1 to the Credit Agreement as originally executed).

          6. Dissolution of Subsidiaries. Notwithstanding the provisions of Section 8.2.6 of the Credit Agreement or any provision of the Pledge Agreements or the Security Agreements, the Loan Parties shall be permitted to dissolve all or any of the following
Subsidiaries:

              (a)  II-VI Worldwide Inc.
              (b)  Laser Power FSC, Ltd.
              (c)  Laser Power Optics de Mexico S.A. de C.V.

          7.  Amendment to Section 8.2.14.  Section 8.2.14 of the
Credit Agreement is hereby amended and restated as follows:

              8.2.14  Minimum Consolidated Fixed Charge Coverage Ratio.

              The Loan parties shall not permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the previous four fiscal quarters to be less than the ratio set forth below for the periods set forth below:

                       Period                         Ratio
                       ------                         -----
               From the Closing Date                1.25:1.0
               through and including
               June 30, 2003

               After June 30, 2003                  1.5:1.0

          8.  Amendment to Section 8.2.16.  Section 8.2.16 of the
Credit Agreement is hereby amended and restated as follows:

              8.2.16  Minimum Net Worth.

              The Borrower shall not at any time permit Consolidated Net Worth to be less than $57,000,000 plus 50% of positive quarterly net income for fiscal quarters ending on or after June 30, 2000 plus 100% of the Net Cash proceeds of any Offering plus 100% of the increase in the Borrower's Consolidated Net Worth from the stock portion of the purchase price for the Acquisition.

          9. German Joint Venture. Notwithstanding the provisions of Credit Agreement identified below or any provision of the Pledge Agreements or the Security Agreements, the Borrower and its Subsidiaries, as applicable, shall be permitted to undertake the following actions in connection with the establishment of a German subsidiary:

              (a) Section 8.2.9 - Borrower shall be permitted to create a wholly-owned subsidiary under the laws of The Netherlands ("DutchCo"), provided that Borrower shall pledge to the Agent for the benefit of the Lenders under the Borrower Pledge Agreement 65% of the outstanding capital stock of DutchCo.;

              (b) Section 8.2.4, 8.2.7 and 8.2.9 - Borrower shall be permitted to contribute to the capital of DutchCo all of the outstanding capital stock of II-VI Singapore Pte, Ltd. ("Singapore Holdco") and the Agent, on behalf of the Lenders, shall release the pledge of 65% of the stock of Singapore Holdco which it holds;

              (c) Sections 8.2.4 and 8.2.9 - DutchCo shall be permitted to establish and create a wholly-owned subsidiary under the law of Germany ("GmbH");

              (d) Section 8.2.5 - Singapore Holdco shall be permitted to distribute up to Euro 1,710,000 to DutchCo as a dividend;

              (e) Section 8.2.4 - Singapore Holdco shall be permitted to loan up to Euro 1,100,000 to DutchCo, GmbH or II-VI /LOT GmbH (as defined below);

              (f) Section 8.2.4 and 8.2.9 - DutchCo shall be permitted to contribute to the capital of GmbH up to Euro 1,710,000;

              (g) Section 8.2.4 - DutchCo shall be permitted to loan up to Euro 1,100,000 to GmbH;

              (h) Section 8.2.4 and 8.2.9 - GmbH shall be permitted to purchase for Euro 2,820,000 from LOT GmbH Holding, a German holding company ("LOT GmbH Holding") 75% of the capital stock of LOT GmbH Holding's operating subsidiary, II-VI/LOT GmbH
     ("II-VI/LOT GmbH"), and

              (i) The amounts set forth in subsection (d) and (e) above and in subsections (f) and (g) above may be revised by the Borrower, provided that in no case may the sum of the amount in subsection (d) plus the amount in subsection (e), as so revised, exceed Euro 2,820,000 and provided further that in no case may the sum of the amount in subsection (f) plus the amount in subsection
     (g), as so revised, exceed  Euro 2,820,000.

          10. Additional Foreign Joint Ventures. The Credit Agreement is hereby amended to insert "(a)" prior to the first paragraph of
Section 8.2.9 and to add the following new subparagraph (b) to Section
8.2.9:

               (b) Borrower and its Subsidiaries shall be permitted to create, invest in or acquire interests in corporations or other entities formed under the laws of nations other than the United States and its political subdivisions (each a "Permitted Joint Venture") provided that in each such case the following conditions are met:

                    (i) Borrower shall provide the Agent notice of any such investment or acquisition not later than 30 days prior to such investment or acquisition;

                    (ii)  The total amount of investments and
                          acquisition (measured at the time of each such investment or acquisition) permitted under this Section 8.2.9(b) (including any indebtedness of such Permitted Joint Venture guaranteed by Borrower or any subsidiary) shall not at any time exceed $4,960,000; and

                    (iii) If the equity interest in the Permitted Joint
                          Venture is owned by a Loan Party, such Loan
                          Party shall pledge such equity interest (up to 65%) of the total outstanding equity interest of such Permitted Joint Venture) to the Agent for the benefit of the Lenders, all under documentation acceptable to the Agent.

          11. Representations and Warranties. The Loan Parties jointly and severally hereby represent and warrant to the Agent and each of the Lenders as follows:

               (a) all representations, warranties and covenants made by the Loan Parties to the Agent and the Lenders that are contained in the Loan Documents (after giving effect to any revised Schedules attached hereto) are true and correct in all material respects on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof;

               (b) to the Loan Parties' knowledge, no event or condition has occurred or exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; and

               (c) the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby and by any other documents executed by the Loan Parties required to be delivered to the Agent and the Lenders in connection with this Amendment have been duly and validly authorized by each Loan Party and all such documents together constitute the legal, valid and binding agreement of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except to the extent that enforceability of any of such documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general equitable principles.

          12. Effectiveness. This First Amendment and the amendment to the Credit Agreement effected hereby shall become effective upon the delivery to the Agent of:

               (a) a copy of this First Amendment, executed by each Loan Party;

               (b) a stock certificate representing 65% of the capital stock of DutchCo, together with a stock power in blank executed by the Borrower and a written acknowledgment by Borrower that such stock constitutes "pledge shares" under the Pledge Agreement executed by the Borrower;

               (c) Borrower shall pay to the Agent for the benefit of the Lenders an amendment fee of $50,000; and

               (d) the Borrower shall have paid or caused to be paid to the Administrative Agent all accrued fees and expenses
     (including the fees and expenses of Kirkpatrick & Lockhart LLP, and any local counsel of the Agent) of the Agent and the Lenders in connection with this First Amendment.

          13. Counterparts. This First Amendment may be executed in one or more counterparts by any party hereto in separate counterparts, each of which when so executed and delivered to the other party shall be deemed an original. All such counterparts together shall constitute one and the same instrument.

          14. Waivers. This First Amendment shall not, except as expressly set forth above, serve to waive, supplement or amend the Credit Agreement, which Credit Agreement shall remain in full force and effect as amended hereby.


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date and year first above written.


WITNESS:                              II-VI INCORPORATED
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  President
[Seal]

WITNESS:                              II-VI DELAWARE, INC.
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  President
[Seal]

WITNESS:                              VLOC INCORPORATED
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  Vice President
[Seal]

WITNESS:                              LASER POWER CORPORATION
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  Secretary
 [Seal]

WITNESS:                              EMI ACQUISITION CORP.
/s/Craig A. Creaturo                  By: /s/ Francis J. Kramer
                                      Title:  Secretary
[Seal]

WITNESS:                              EXOTIC MATERIALS, INC.
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  Secretary
[Seal]

WITNESS:                              II-VI ACQUISITION CORP., a
                                      Pennsylvania corporation
/s/ Craig A. Creaturo                 By: /s/ Francis J. Kramer
                                      Title:  President
[Seal]

WITNESS:                              PNC BANK, NATIONAL ASSOCIATION,
                                      individually and as Agent
/s/ Ronald L. Bovill                  By: /s/ William Armitage
                                      Title:  Vice President
[Seal]


WITNESS:                              WACHOVIA BANK, NATIONAL ASSOCIATION
                                      (f/k/a First Union National Bank)
                                      as a Lender
/s/ Thomas DiFilippo                  By: /s/ Patrick J. Kaufmann
                                      Title:  Vice President
[Seal]



WITNESS:                              MANUFACTURERS AND TRADERS
                                      TRUST COMPANY, as a Lender
/s/ Elaine Scott                      By: /s/ Christopher Kania
                                      Title:  Vice President
[Seal]


WITNESS:                              NATIONAL CITY BANK OF
                                      PENNSYLVANIA, as a Lender
/s/John L. Hayes                      By:  /s/ Lori B. Shure
                                      Title:  Vice President
[Seal]